Exhibit 4.2

EXECUTION VERSION

ENPHASE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

March 15, 2010

ENPHASE ENERGY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of March 15, 2010, by and among Enphase Energy, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor” and all of whom herein collectively are referred to as “Investors.”

RECITALS

A. Certain of the Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”) and/or Series D Preferred Stock (the “Series D Preferred Stock”) and have been granted certain information and registration rights and rights of first refusal under an Amended and Restated Investors’ Rights Agreement by and among the Company and the Prior Investors dated April 24, 2009, as amended on June 23, 2009 (the “Prior Rights Agreement”).

B. Certain Investors (the “Series E Investors”) have agreed to purchase shares of the Company’s Series E Preferred Stock (the “Series E Preferred Stock”) pursuant to a certain Series E Preferred Stock Purchase Agreement by and among the Company and such Series E Investors dated as of even date herewith, as amended from time to time (the “Series E Agreement”). The Series E Agreement provides that, as a condition to the Series E Investors’ purchase of Series E Preferred Stock thereunder, the Company will enter into this Agreement, and the Series E Investors will be granted the rights set forth herein.

C. The Company and the Investors (including the Prior Investors) desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Rights Agreement with the rights and obligations set forth in this Agreement. Section 4.3 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by at least 60% of the outstanding shares of Preferred Stock held by the Investors, voting together as a single class, and the undersigned parties to this Agreement hold the requisite number of shares to amend the Prior Rights Agreement.

AGREEMENT

The parties hereby agree as follows:

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1. Definitions. For purposes of this Section 1:

(a) The term “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(b) The term “Board” means the Company’s Board of Directors.

(c) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(d) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

(e) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(f) The term “Horizon Warrant” means that certain warrant to purchase Preferred Stock of the Company, dated March 11, 2010 issued by the Company to Compass Horizon Funding Company LLC (“Horizon”) pursuant to the Venture Loan and Security Agreement by and between the Company and Horizon, dated March 11, 2010.

(g) The term “Major Investor” means any person who holds at least 1,000,000 shares of Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like). A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds;

(h) The term “Preferred Stock” means the Preferred Stock, $0.00001 par value, of the Company.

(i) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation as it may be amended from time to time;

(j) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(k) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of any shares of the Company’s Preferred Stock, including Preferred Stock issuable upon exercise of warrants then outstanding; and (ii) any other shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security) to the holders of the shares listed in (i) above; excluding in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as: (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the rights of the Holder thereof have not been terminated in accordance with Section 1.15 below. Notwithstanding the foregoing, the shares of Common Stock issuable or issued upon conversion of any shares of the Company’s Preferred Stock issuable upon exercise of the Horizon Warrant shall not be deemed Registrable Securities for purposes of Section 1.2;

(l) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(m) The “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation;

(n) The term “SEC” means the Securities and Exchange Commission;

(o) The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto), and the rules and regulations promulgated thereunder; and

(p) The term “Significant Holder” means any person who holds at least 300,000 shares of Common Stock issued or issuable upon conversion of Preferred Stock (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like). A Significant Holder includes any general partners, managing members and affiliates of a Significant Holder, including Affiliated Funds.

1.2. Request for Registration.

(a) If the Company shall receive at any time after six (6) months after the effective date of the Company’s initial public offering covering the offer and sale of Common Stock of the Company (the “IPO”) a written request from the Holders of at least a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least thirty percent (30%) of the Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall promptly give written notice of such request to all Holders and shall, subject to the limitations of subsections 1.2(b)-(d), as soon as practicable, use its reasonable best efforts to effect a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 15 business days of the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Initiating

Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided, however, that such agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 1.10(b) hereof. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the maximum number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period; provided, further that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a Qualified IPO, a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of; a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; and provided, further that the Company may only delay an offering pursuant to this Section 1.2(d) for a period of not more than 90 days if a filing of a registration statement in connection with such registration is not made during such period and the Company may only exercise this right once in any twelve-month period; or

(iii) In any jurisdiction in which the Company would be required to qualify to do business or execute a general consent to service of process in effecting such registration, unless the Company is already qualified to do business or subject to service of process in such jurisdiction.

1.3. Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration (which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws and shall specify if such registration is for a registered public offering involving an underwriting). Upon the written request of any Holder given within 20 days after mailing of such notice by the Company in accordance with Section 4.4, the Company shall, subject to the provisions of Section 1.8, include in the related registration statement all of the Registrable Securities that each such Holder has requested to be registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

(c) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a) hereof. In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(d) Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company may limit the number of Registrable Securities to be included in the registration and underwriting; provided, however, that (i) in no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded, and (ii) the number of Registrable Securities to be included in the registration and underwriting shall not be reduced to less than thirty percent (30%) of the total amount of securities included in such registration, unless such registration is the IPO, in which case all of the Registrable Securities may be excluded from such registration if requested by the underwriters. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting (other than on behalf of the Company) as set forth in Section 1.13 hereof. Notwithstanding anything to the contrary, if the registration is the IPO and the underwriters exclude all Registrable Securities and other stockholders from such registration, the Company shall have no obligation to provide notice as set forth in this Section 1.3. If any person does not agree to the terms of any such underwriting, he or she shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.4. Form S-3 Registration. Following the Qualified IPO, the Company shall use its reasonable best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, if the Company shall receive from the Holders of at least twenty-five percent (25%) of the Registrable Securities (the “S-3 Initiating Holders”) a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders under applicable law; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) pursuant to such registration at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.4, a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the S-3 Initiating Holders; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iv) if the Company has, within the 24-month period preceding the date of such request, already effected one such registration on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the S-3 Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the S-3 Initiating Holders). Notwithstanding any other provision of this Section 1.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the S-3 Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Security excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier; provided, however, that (1) such 120-day period shall be extended for a period of time equal to the period during which the Holders or partners or members, as applicable, refrain from selling any securities included in such registration in accordance with the provisions of Section 1.13 hereof; and (2) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h) Keep the Holders, as applicable, advised in writing as to the initiation of each such registration and as to the completion thereof.

(i) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6. Information from Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

1.7. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (which may be counsel for the Company) up to a maximum of $50,000, shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and the fees and disbursements of any counsel for the participating Holders in excess of $50,000. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that, if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

1.8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) (provided, however, that such agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under Section 1.10(b) hereof) and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the IPO, in which case, the selling stockholders may be excluded partially or entirely if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, partners and members (each, a “Holder Party”), any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, Holder Party, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, Holder Party, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which arises out of or is based upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, Holder Party, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter of the Company’s securities covered by such a registration statement, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11. Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 75,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than 75,000 shares of such securities, then all Registrable Securities held by the transferring Holder), (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliated Fund, (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member,” which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13. Lock-Up Agreement

(a) Lock-Up Period; Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 1.13 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred and fifteen (215) days after the effective date of the registration statement.

(b) Limitations. The obligations described in subsection 1.13(a):

(i) apply only to the Company’s initial public offering;

(ii) will not apply unless all executive officers and directors of the Company then holding Common Stock of the Company and all stockholders holding in the aggregate at least 1% of the total equity of the Company, enter into substantially identical agreements; and

(iii) will not apply to any shares purchased pursuant to such registration statement by a Holder.

(c) No Selective Relief. Any relief granted by the Company or such underwriters from the obligations described in subsection 1.13(a) must be granted ratably to all Holders subject to such obligations.

(d) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in subsection 1.13(a)).

(e) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.13. Furthermore, for purposes of this Section 1.13, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates.

(f) Further Assurances. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement this Section 1.13 within any reasonable timeframe so requested.

1.14. Grant of Future Registration Rights. Future registration rights that are superior to or on parity with the rights of the Investors hereunder require the consent of the Company and the holders of a majority of the Registrable Securities.

1.15. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five years following the consummation of a Qualified IPO, or (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration.

2. Covenants of the Company

2.1. Delivery of Financial Information. The Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Company to be a competitor of the Company):

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (or such longer period as may be approved by the Board), an audited income statement for such fiscal year, an audited balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and an audited statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) on an accrual basis where applicable;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, an unaudited statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) as soon as practicable, but in any event at least 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year;

(d) within forty-five (45) days of receipt by the Company, copies of all audit reports;

(e) copies of all other reports sent to stockholders;

(f) upon request, a copy of the then-current capitalization table of the Company; and

(g) such other information as such Major Investor may reasonably request.

2.2. Inspection. The Company shall permit each Significant Holder (except for a Significant Holder reasonably deemed by the Company to be a competitor of the Company), at such Significant Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as requested by the Significant Holder and reasonably agreed by the Company during normal business hours upon one business day’s advance written notice; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3. Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Significant Holder (other than a Significant Holder reasonably deemed by the Company to be a competitor of the Company) a right of first offer with respect to any sales by the Company of its Shares (as hereinafter defined) after the date hereof. For purposes of this Section 2.3, Significant Holder includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds. A Significant Holder who chooses to exercise the right of first offer shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates, including Affiliated Funds, in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Significant Holder in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Significant Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b) Within 15 business days after delivery of the RFO Notice, the Significant Holder may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Significant Holder bears to the sum of (A) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) and (B) shares of Common Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Board. Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Significant Holder that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Significant Holder’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Significant Holders were entitled to subscribe but which were not subscribed for by the Significant Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all Fully-Exercising Investors.

(c) The Company may, during the 45-day period following the expiration of the 10-day period provided in subsection 2.3(b) hereof; offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Significant Holders in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to:

(i) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Preferred Stock;

(ii) shares of capital stock issued pursuant to the Series E Agreement;

(iii) shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;

(iv) shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) issued to parties that are: (a) strategic partners investing in connection with a commercial relationship with the Company, or (b) providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, where such issuances are not intended as a source of equity financing for the Company and approved by the Board;

(v) shares of capital stock issued pursuant to the acquisition of another Company or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other Company or entity or fifty percent (50%) or more of the voting power of such other Company or entity or fifty percent (50%) or more of the equity ownership of such other entity, provided that such transaction or series of transactions has been approved by the Board; or pursuant to the purchase of less than a fifty percent (50%) equity ownership in connection with a joint venture or other strategic arrangement or other commercial relationship, provided such an arrangement is approved by the Board;

(vi) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of the filing of the Amended and Restated Certificate of the Company and any securities issuable upon the conversion thereof;

(vii) shares of Common Stock issued pursuant to (A) a dividend or other distribution on outstanding Common Stock, (B) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock;

(viii) shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock; and

(ix) shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same), issued or issuable hereafter that are (A) approved by the Board, and (B) approved by the vote of the holders of at least 60% of the then outstanding shares of Preferred Stock held by the Investors, voting together as a single class, as being excluded from the right of first refusal under this Section 2.3.

(e) In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Significant Holder and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Significant Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4. Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through Section 2.3 shall terminate as to each Holder and be of no further force or effect immediately prior to the consummation of a Qualified IPO.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to (or upon a Change of Control (as defined in the Restated Certificate) where the successor company is subject to) the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the event described in subsection 2.4(a) above.

3. Other Covenants.

3.1. Employee Vesting. Except as otherwise approved by the Board, including the affirmative vote of at least one director designated by the holders of Preferred Stock, options granted to employees of the Company (or shares of restricted stock issued to such employees) shall be subject to vesting over a four-year period, with the first 25% vesting twelve (12) months following the date of hire, and the remainder vesting ratably each month thereafter.

3.2. Employee Loans. The Company shall not make any loans to its employees unless such loan is approved by the Board, including the affirmative vote of at least one director designated by the holders of Preferred Stock.

3.3. Interested Transactions. The Company shall not enter into or amend in any material respect any agreement, arrangement or transaction between the Company and any of the Company’s executive officers, directors or affiliates unless approved by the disinterested members of the Board, including the affirmative vote of at least one of the disinterested directors designated by the holders of Preferred Stock.

3.4. Conduct of Business. Except as agreed in writing by the holders of at least 60% of the outstanding shares of Preferred Stock held by the Investors, voting together as a single class, the Company will:

(a) continue to engage in business of the same general type as now conducted or as presently contemplated by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

(b) require all of its employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets;

(c) comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, results of operations or condition of the Company;

(d) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates, as determined by the Board; and

(e) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company to facilitate the preparation of financial statements by the Company in accordance with GAAP.

3.5. Termination of Covenants. The covenants set forth in this Section 3 shall terminate as to each Holder and be of no further force or effect immediately prior to the consummation of a Qualified IPO.

4. Miscellaneous.

4.1. Amendment and Restatement of Prior Rights Agreement; Entire Agreement. Pursuant to Section 4.3 of the Prior Rights Agreement, the undersigned parties who are parties to such Prior Rights Agreement hereby amend and restate the Prior Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Rights Agreement shall hereby be terminated and entirely replaced and superseded by this Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof; and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto, including the Prior Rights Agreement, are expressly canceled and superseded.

4.2. Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least 60% of the outstanding shares of Preferred Stock held by the Investors, voting together as a single class. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Preferred Stock as “Investors” and “Holders” pursuant to the Series E Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

4.4. Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given to such party under this Agreement on the earliest of the following:

(a) the date of personal delivery;

(b) one (1) business day after transmission by facsimile or electronic mail, addressed to the other party at its facsimile number or electronic mail address specified herein (or hereafter noticed to the parties hereto), with confirmation of transmission;

(c) one (1) business day after deposit with a return receipt express courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States; or

(d) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile or electronic mail will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature on this Agreement or on an Exhibit hereto, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile or electronic mail or by express courier. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date effectively given to the last party required to be given such notice. Notices to the Company will be marked “Attention: President.”

4.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.6. Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

4.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.8. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.9. Aggregation of Stock. All shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as applicable, held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature page follows]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE COMPANY:

ENPHASE ENERGY, INC.

Name:	/s/ Paul Nahi
By: Paul Nahi
Title: President and CEO

Address:	201 1st Street Suite 300 Petaluma, CA 94952

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

By:	/s/ Paul Nahi
Paul Nahi

By:	/s/ Raghuveer Belur
Raghuveer Belur

By:	/s/ Martin Fornage
Martin Fornage

By:	/s/ Andrew Nichols
Andrew Nichols

By:	/s/ John Nichols
John Nichols

By:	/s/ William Orenstein
William Orenstein

By:	/s/ Paul Elliot
Paul Elliot

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

BAY PARTNERS XI, L.P.

By:	Bay Management Company XI, LLC, General Partner

By:	/s/ Neal Dempsey
Neal Dempsey, Manager

BAY PARTNERS XI PARALLEL FUND, L.P.

By:	Bay Management Company XI, LLC, General Partner

By:	/s/ Neal Dempsey
Neal Dempsey, Manager

Address:	490 South California Avenue, Suite 200 Palo Alto, CA 94306

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

MADRONE PARTNERS, L.P.

By:	Madrone Capital Partners, LLC, its general partner

By:	/s/ James McInnis
Name:	James McInnis
Title:	Managing Member

Address:	3000 Sand Hill Road Building 1, Suite 150 Menlo Park, CA 94025

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

ROCKPORT CAPITAL PARTNERS II, L.P.

By:	RockPort Capital II, L.L.C., its General Partner

By:	/s/ Stoddard Wilson
Name:	Stoddard Wilson
Title:	Managing Member

Address:	c/o RockPort Capital 160 Federal Street 18th Floor Boston, MA 02110-1700

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

By:	Third Point LLC

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

Address:	c/o Third Point LLC 390 Park Ave., 18th Floor New York, NY 10022 Attn: James P. Gallagher

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

APPLIED VENTURES LLC

By:	/s/ J. Christopher Moran
Name:	J. Christopher Moran
Title:	Vice President, General Manager

Address:	c/o Applied Materials, Inc. 3050 Bowers Avenue Santa Clara, CA 95054-3299

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

COMPASS HORIZON FUNDING COMPANY LLC

By:	Horizon Technology Finance Management LLC, its adviser

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

JOHN F. NICHOLS REVOCABLE TRUST, UNDER AGREEMENT DATED JUNE 12, 1998

By:	/s/ John F. Nichols
Name:	John F. Nichols
Title:	Trustee

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

By:	/s/ Daniel Loeb
Daniel Loeb

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE INVESTORS:

DONALD & MAUREEN GREEN LIVING TRUST

By:	/s/ Donald Green
Name:	Donald Green
Title:	Trustee

Address:	950 Shiloh Vista Santa Rosa, CA 95403

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of 3/30, 2010.

THE INVESTORS:

G&W VENTURES

By:	/s/ William C. White
Name:	William C. White
Title:	Manager

Address:	201 1st Street, Suite 100 Petaluma, CA 94952

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of April 5, 2010.

THE INVESTORS:

Flextronics International USA, Inc., a California corporation

By:	/s/ Donald Standley
Name:	Donald Standley
Title:	Vice President, Director of Tax

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of April 5, 2010.

INVESTORS:

PCG CLEAN ENERGY & TECHNOLOGY FUND LLC

By:	/s/ Mark A. Nydau
Name:	Mark A. Nydau
Title:	Managing Director

By:	/s/ Kara Boone King
Name:	Kara Boone King
Title:	Managing Director

PCG CLEAN ENERGY & TECHNOLOGY FUND (EAST) LLC

By:	/s/ Mark A. Nydau
Name:	Mark A. Nydau
Title:	Managing Director

By:	/s/ Kara Boone King
Name:	Kara Boone King
Title:	Managing Director

Address:	1200 Prospect Street, Suite 200 La Jolla, CA 92037

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of April 5, 2010.

INVESTORS:

By:	/s/ Jim Carstensen
Jim Carstensen

By:	/s/ Robert Schwartz
Robert Schwartz

By:	/s/ Timothy Lash
Timothy Lash

By:	/s/ David Fisher
David Fisher

By:	/s/ William Orenstein
William Orenstein

By:	/s/ Tom Birdsall and Rebecca Green
Tom Birdsall and Rebecca Green

By:	/s/ Ellen Schwab
Ellen Schwab

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of May 21, 2010.

INVESTORS:

CONTRA COSTA CAPITAL, LLC

By:	/s/ Stephan Segouin
Name:	Stephan Segouin
Title:	Vice President

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

The parties have executed this Amended and Restated Investors’ Rights Agreement as of May 21, 2010.

INVESTORS:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ John Denniston
Name:	John Denniston
Title:	Senior Vice President

SIGNATURE PAGE TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT OF ENPHASE ENERGY, INC.

Schedule A

Investors

Bay Partners XI, L.P.

Bay Partners XI Parallel Fund, L.P.

Madrone Partners, L.P.

RockPort Capital Partners II, LP

Third Point Partners Qualified L.P.

Third Point Partners L.P.

Third Point Offshore Master Fund L.P.

Third Point Ultra Master Fund L.P.

TGI Holdings, LLC

James A. Stern Trust F/B/O Peter Stern

James A. Stern Trust F/B/O David Stern

Thomas G. Mendell

Emil Meshberg

Applied Ventures, LLC

ATEL Ventures, Inc. as Trustee

Raghuveer Belur

Tom Birdsall and Rebecca Green

Martin Fornage

G&W Ventures

Donald and Maureen Green Living Trust

Michael Hatfield

J. Rick Johnston

Ted Lord

Steve Milborrow

William Orenstein

Ellen Schwab

Redstone Investments LLC

J. Steve Sheppard

F&W Investments LLC – Series 2006

Daniel Loeb

Timothy Lash

Robert Schwartz

Brian Hamel

Ray Moser

David Fisher

Restatement of James H. Carstensen 1995 Revocable Trust dated, March 13, 2000

Ed Falsetti

Paul Nahi

John F. Nichols Revocable Trust, under Agreement dated June 12, 1998

Andrew Nichols

PCG Clean Energy & Technology Fund LLC

PCG Clean Energy & Technology Fund (East) LLC

Paul Elliot & Mary E. Elliot

Flextronics International USA, Inc., a California corporation

Compass Horizon Funding Company LLC

Contra Costa Capital, LLC

KPCB Holdings, Inc., as nominee

ENPHASE ENERGY, INC.

AMENDMENT NO. 1 TO INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to Investors’ Rights Agreement (this “Amendment”) is made as of March     , 2011, by and among Enphase Energy, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto (the “Investors”), and amends that certain Amended and Restated Investors’ Rights Agreement dated March 15, 2010, by and among the Company and the Investors (the “Investors’ Rights Agreement”).

RECITALS

WHEREAS, the Company and the Investors entered into the Investors’ Rights Agreement in connection with the sale and issuance of the Company’s Series E Preferred Stock pursuant to the Series E Preferred Stock Purchase Agreement dated March 15, 2010, as amended by that certain Amendment No. 1 to Series E Preferred Stock Purchase Agreement dated May 21, 2010;

WHEREAS, in connection with that certain Loan and Security Agreement dated March 11, 2010 (the “Prior Loan Agreement”), between the Company and Horizon Funding Company LLC (“Horizon”), the Company issued to Horizon a warrant to acquire shares of the Company’s Preferred Stock (the “Preferred Stock”), dated March 11, 2010 (“Warrant A”), pursuant to which the Company agreed to grant Horizon certain registration rights with respect to the shares of the Company’s Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of Warrant A, which registration rights were granted under the Investors’ Rights Agreement;

WHEREAS, in connection with an additional credit facility with Horizon, the Company will issue an additional warrant to acquire shares of Preferred Stock to Horizon (“Warrant B”) pursuant to the terms and conditions of that certain Amended and Restated Loan and Security Agreement dated as of March     , 2011, between the Company and Horizon (the “Restated Loan Agreement”);

WHEREAS, as a condition to the financing pursuant to the Restated Loan Agreement, the Company has agreed to grant Horizon registration rights with respect to the shares of the Company’s Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of Warrant B (the “Registration Rights”), and the Investors desire to amend the Investors’ Rights Agreement to include such Registration Rights thereunder as provided herein; and

WHEREAS, pursuant to Section 4.3 of the Investors’ Rights Agreement, this Amendment is being executed by the Company and Investors holding at least 60% of the outstanding shares of Preferred Stock held by the Investors, thereby permitting the Investors’ Rights Agreement to be amended by this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

AGREEMENT

1. Section 1.1(f) of the Investors’ Rights Agreement is amended and restated to read in its entirety as follows:

“(f) The term “Horizon Warrants” means (i) that certain warrant to purchase Preferred Stock of the Company dated March 11, 2010, issued by the Company to Compass Horizon Funding Company LLC (“Horizon”) pursuant to the Venture Loan and Security Agreement by and between the Company and Horizon, dated March 11, 2010, as amended, and (ii) that certain warrant to purchase Preferred Stock of the Company dated March     , 2011, issued by the Company to Horizon pursuant to the Amended and Restated Venture Loan and Security Agreement by and between the Company and Horizon, dated March     , 2011.

2. Section 1.1(k) of the Investors’ Rights Agreement is amended and restated to read in its entirety as follows:

“(k) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of any shares of the Company’s Preferred Stock, including Preferred Stock issuable upon exercise of warrants then outstanding; and (ii) any other shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security) to the holders of the shares listed in (i) above; excluding in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as: (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the rights of the Holder thereof have not been terminated in accordance with Section 1.15 below. Notwithstanding the foregoing, the shares of Common Stock issuable or issued upon conversion of any shares of the Company’s Preferred Stock issuable upon exercise of the Horizon Warrants shall not be deemed Registrable Securities for purposes of Section 1.2;”

3. Effectiveness; Prior Amendment; Continuity of Terms. This Amendment shall be effective when executed by the Company and by the Investors holding at least 60% of the outstanding shares of Preferred Stock held by the Investors. All the other terms and provisions of the Investors’ Rights Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

THE COMPANY:

ENPHASE ENERGY, INC.

By:	/s/ Paul Nahi
Name:	Paul Nahi
Title:	President and CEO

ENPHASE ENERGY, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTORS:

BAY PARTNERS XI, L.P.

By:	Bay Management Company XI, LLC, General Partner

By:	/s/ Neal Dempsey
Name:	Neal Dempsey
Title:	Manager

BAY PARTNERS XI PARALLEL FUND, L.P.

By:	Bay Management Company XI, LLC, General Partner

By:	/s/ Neal Dempsey
Name:	Neal Dempsey
Title:	Manager

Address:	490 South California Avenue, Suite 200 Palo Alto, CA 94306

ENPHASE ENERGY, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTORS:

MADRONE PARTNERS, L.P.

By:	Madrone Capital Partners, LLC, its General Partner

By:	/s/ Jamie McJunkin
Name:	Jamie McJunkin
Title:	Managing Member

Address:	3000 Sand Hill Road Building 1, Suite 150 Menlo Park, CA 94025

ENPHASE ENERGY, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTORS:

THIRD POINT PARTNERS QUALIFIED L.P. THIRD POINT PARTNERS L.P. THIRD POINT OFFSHORE MASTER FUND L.P. THIRD POINT ULTRA MASTER FUND L.P.

By:	Third Point LLC

By:	/s/ James Gallagher
Name:	James Gallagher
Title:	CAO

Address:	c/o Third Point LLC 390 Park Ave., 18th Floor New York, NY 10022 Attn: James P. Gallagher

ENPHASE ENERGY, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTORS:

ROCKPORT CAPITAL PARTNERS II, L.P.

By:	RockPort Capital II, L.L.C., its General Partner

By:	/s/ Stoddard Wilson
Name:	Stoddard Wilson
Title:	Managing Member

Address:	c/o RockPort Capital 160 Federal Street 18th Floor Boston, MA 02110-1700

ENPHASE ENERGY, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTORS:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ John Denniston
Name:	John Denniston
Title:	Senior Vice President

Address:	2750 Sand Hill Road Menlo Park, CA 94025

ENPHASE ENERGY, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESTORS:

By:
Paul Nahi

By:	/s/ Raghuveer Belur
Raghuveer Belur

By:
Martin Fornage

ENPHASE ENERGY, INC.

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

Schedule A

Investors

Bay Partners XI, L.P.

Bay Partners XI Parallel Fund, L.P.

Madrone Partners, L.P.

RockPort Capital Partners II, LP

Third Point Partners Qualified L.P.

Third Point Partners L.P.

Third Point Offshore Master Fund L.P.

Third Point Ultra Master Fund L.P.

TGI Holdings, LLC

James A. Stern Trust F/B/O Peter Stern

James A. Stern Trust F/B/O David Stern

Thomas G. Mendell

Emil Meshberg

Applied Ventures, LLC

ATEL Ventures, Inc. as Trustee

Raghuveer Belur

Tom Birdsall and Rebecca Green

Martin Fornage

G&W Ventures

Green Ventures Capital II

Michael Hatfield

J. Rick Johnston

Ted Lord

Steve Milborrow

William Orenstein

Ellen Schwab

Redstone Investments LLC

J. Steve Sheppard

F&W Investments LLC – Series 2006

Daniel Loeb

Timothy Lash

Robert Schwartz

Brian Hamel

Ray Moser

David Fisher

Restatement of James H. Carstensen 1995 Revocable Trust dated, March 13, 2000

Ed Falsetti

Paul Nahi

John F. Nichols Revocable Trust, under Agreement dated June 12, 1998

Andrew Nichols

CalPERS Clean Energy & Technology Fund, LLC

PCG Clean Energy & Technology Fund (East) LLC

Paul Elliot & Mary E. Elliot

Flextronics International USA, Inc., a California corporation

Compass Horizon Funding Company LLC

Contra Costa Capital, LLC

KPCB Holdings, Inc., as nominee